UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	July 8, 2024
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of Director
On July 8, 2024, the board of directors (the “Board”) of Shutterstock, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) appointed Jaime Teevan as Class I director of the Company, with a term expiring at the Company’s 2025 annual meeting of stockholders, effective July 8, 2024.
The Board determined that Ms. Teevan qualifies as an independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange (the “NYSE”).
Ms. Teevan is the Chief Scientist and Technical Fellow at Microsoft. She is currently responsible for driving research-backed innovation in Microsoft’s core products and previously held the role of Technical Advisor to Microsoft CEO Satya Nadella. Teevan is globally recognized for her research in productivity and personalized search. She was also recognized in TIME’s top 100 people playing an instrumental role in AI development and societal advancement and is a leader in responsible AI. She spearheaded the creation of Copilot for Microsoft 365, integrating AI into Microsoft products, and invented the first personalized search algorithm used by Bing. Teevan also coordinated Microsoft’s hybrid work research during the pandemic.
Ms. Teevan is an ACM Fellow and a member of the SIGIR and CHI Academies. She holds a Ph.D. in AI from MIT and a B.S. from Yale and is an Affiliate Professor at the University of Washington.
In connection with Ms. Teevan’s election to the Board, she will be awarded a restricted stock unit grant under the Company’s Amended and Restated 2022 Omnibus Equity Inventive Plan covering 4,168 shares of the Company’s common stock (which represents a prorated value of an annual non-employee director equity award), such award to vest on the earlier of (i) the one year anniversary of the date of the grant and (ii) the date immediately preceding the date of the Company’s 2025 annual meeting of the stockholders, subject to Ms. Teevan’s continued service through the date. Ms. Teevan will also be entitled to receive the following compensation for her service as a member of the Board:
•annual cash retainer of $50,000 for her service on the Board, payable quarterly in arrears, subject to Ms. Teevan’s continues service on the first day of the applicable quarter; and
•an annual restricted stock unit award with a cash value of $175,000, to be granted on the date of each annual meeting of the Company’s stockholders, which shall vest on the earlier of the one-year anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of the Company’s stockholders, subject in each case to Ms. Teevan’s continued service through the vesting date.
All of Ms. Teevan’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.
There are no understandings or arrangements between Ms. Teevan and any other person pursuant to which Ms. Teevan was selected as a director. There are no transactions in which Ms. Teevan has an interest requiring disclosure under Item 404(a) of the Regulation S-K. In addition, Ms. Teevan and the Company will enter into an indemnification agreement, the form of which is attached as Exhibit 10.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-181-376), filed with the SEC on August 30, 2012.
A copy of the press release announcing Ms. Teevan’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated July 9, 2024
104Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated July 9, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 9, 2024	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer
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